Registration No. 333-43664

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INVESTORS CAPITAL HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

        Massachusetts                                       04-3284631
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)

                        230 Broadway, Lynnfield, MA 01940
               (Address of Principal Executive Offices) (Zip Code)

           INVESTORS CAPITAL HOLDINGS, LTD. 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Timothy Murphy
       Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, MA 01940
                              (800) 949-1422 x 226
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            Douglas C. Leonard, Esq.
                         P.O. Box 76, Brooklyn, CT 06234

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
                                     Proposed Maximum  Proposed Maximum    Amount of
Title of Securities   Amount to be    Offering Price  Aggregate Offering  Registration
 to be Registered     Registered(1)    Per Share(2)        Price(2)           Fee(2)
=======================================================================================
Common Stock        1,000,000 shares      $3.63            $3.63             $388.94
=======================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee by averaging the high and low sales prices of the Common Stock of the Registrant reported on the American Stock Exchange on June 8, 2006.

                                EXPLANATORY NOTE

     Investors Capital Holdings, Ltd., a Massachusetts corporation (the "Registrant" or the "Company"), adopted the Investors Capital Holdings, Ltd. 2005 Equity Incentive Plan (the "Plan") on May 17, 2005. This registration statement is intended to register the issuance by the Company of up to 1,000,000 shares of the Company's $0.01 par value per share common stock ("Common Stock") pursuant to (i) the exercise hereafter of options previously or hereafter awarded under the Plan and (ii) the grant hereafter of Common Stock under the Plan.

     In addition, this registration statement is intended to register for reoffer and/or resale shares of Common Stock (i) previously or hereafter acquired under the Plan by persons who may be considered "affiliates" of the Company as defined by Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") and/or (ii) previously acquired under the Plan that are "restricted securities" as defined by Rule 144(a)(3) under the Securities Act.

                               REOFFER PROSPECTUS



                        INVESTORS CAPITAL HOLDINGS, LTD.

                                  Common Stock
                                ($0.01 Par Value)

                             Up To 1,000,000 Shares


     This Prospectus relates to the resale of up to 1,000,000 shares of Common Stock, $0.01 par value ("Common Stock"), of Investors Capital Holdings, Ltd. (the "Company") acquired under the Investors Capital Holdings, Ltd. 2005 Equity Incentive Plan (the "Plan") by, and which may be offered for resale from time to time by, the individuals named in Annex I hereto (the "Selling Shareholders").

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

     The Common Stock is quoted on the American Stock Exchange under the symbol "ICH." On May 26, 2006 the last reported sale price per share of the Common Stock, as quoted on the American Stock Exchange, was $3.60.

     The mailing address and telephone number of the executive offices of the Company are 230 Broadway, Lynnfield, MA 01940 and 800-949-1422.

     See "Risk Factors" for a discussion of certain risk and other factors that should be considered by prospective investors.

                           --------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


                  The date of this Prospectus is June 9, 2006.

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, including documents incorporated herein by reference, before purchasing the securities offered hereby.

WE MAY INCUR LOSSES OR SUFFER SUBSTANTIAL HARM TO OUR BUSINESS AND RESULTS OF OPERATIONS IF OUR INVESTMENT PROFESSIONALS FAIL TO COMPLY WITH REGULATORY REQUIREMENTS.

     Our investment professionals are required by law to be licensed with our subsidiaries -- the registered representatives with the broker-dealer and the investment adviser representatives and solicitors with the investment adviser. Pursuant to these requirements, these investment professionals are subject to our supervision in the area of compliance with applicable federal and state securities laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations such as the NASD. The violation of any regulatory requirements by us or our investment professionals could jeopardize our broker-dealer or investment adviser license and could subject us to fines and liability to customers. As an example, a pending administrative complaint brought by the Massachusetts Securities Division alleges that our broker-dealer subsidiary violated its supervisory obligations in connection with sales of equity-indexed annuities by certain of its independent representatives. The complaint seeks, among other things, a fine, restitution of customer losses and suspension or revocation of the firm's Massachusetts broker-dealer license. An adverse disposition of this proceeding, which is being vigorous contested by the Company, could have a material adverse effect on our financial position and results of operations.

WE DEPEND UPON THEODORE E. CHARLES AND TIMOTHY B. MURPHY AS KEY PERSONNEL. THE LOSS OF EITHER MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION THROUGH THE LOSS OF SIGNIFICANT BUSINESS CONTACTS, WHICH WOULD HAVE TO BE RECREATED.

     Our success is largely dependent on the skills, experience and performance of certain key personnel; particularly Theodore E. Charles, our chairman, chief executive officer and president whose long-term relationships with our investment professionals and product sponsors has been and continues to be the driving force to our company's success, and Timothy B. Murphy, our executive vice president, treasurer and chief financial officer as well as the president of our broker-dealer subsidiary. The loss of Messrs. Mr. Charles and/or Murphy could have an adverse effect on our business, financial condition and results of operations.

WE CONSTANTLY RUN THE RISK OF CUSTOMER FRAUD WHICH COULD HARM OUR EARNINGS AND PROFITS BY REQUIRING US TO EXPEND TIME, MONEY AND INCUR ACTUAL LOSS, EXPOSING US TO THE POTENTIAL FOR ARBITRATION.

     We are exposed to the risk of significant losses as a result of customer fraud. Activities such as authorizing trades and not accepting those trades if anticipated stock movement is not achieved; paying for transactions with bad funds; improperly stating investment experience, net worth and income amount and tolerance for risk, all of which could result in the expenditure of time, money and actual loss, with the latter exposing us to the potential for arbitration.

WE CONSTANTLY RUN THE RISK OF INVESTMENT PROFESSIONAL AND EMPLOYEE FRAUD AND MISCONDUCT, SOME OF WHICH MAY HAVE OCCURRED, AND ALLEGATIONS OF WHICH HAVE RESULTED IN LITIGATION. THIS COULD HARM OUR EARNINGS AND PROFITS BY CAUSING US TO EXPEND TIME AND MONEY AND TO INCUR ACTUAL LOSS, AND BY EXPOSING US TO THE POTENTIAL FOR LITIGATION AND REGULATORY SANCTIONS.

     Employees and investment professionals expose us to the risk of significant losses as a result of employee errors, investment professional misconduct and fraud. Such misconduct could include binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized, unsuccessful or improper activities, some which conduct may have occurred and has resulted in current litigation and the recent imposition of sanctions by the NASD. It is not always possible to deter employee or investment professional misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

WITHOUT THE MAINTENANCE OF ADEQUATE INTERNAL CONTROLS, OUR ABILITY TO MAKE MONEY COULD BE SEVERELY RESTRICTED BY REGULATORY SANCTIONS BEING APPLIED AGAINST OUR BROKER-DEALER SUBSIDIARY. THIS COULD RESULT IN US PAYING SUBSTANTIAL FINES AND LIMIT OUR ABILITY TO MAKE MONEY

     In the past our broker-dealer subsidiary had not been in compliance with its required net capital reserve because of an accounting oversight relating to under-accrued commissions. These under-accrued commissions occurred in the last five days of a month where the receipt of income did not have a corresponding commission payable expense item applied against it. We made a capital infusion into our broker-dealer subsidiary in the amount of $200,000 in order to correct the net capital deficiency and, at the same time, notified the regulatory authorities of the net capital problem and our corrective action. No regulatory action was taken against our broker-dealer subsidiary. Any similar or other failure to maintain adequate accounting procedures and internal controls could result in regulatory sanctions being applied against our broker-dealer subsidiary, which sanctions could severely restrict our activities, require us to pay substantial fines and limit our ability to make money.

WE ARE CONTINUTALLY INVOLVED IN LEGAL PROCEEDINGS. IF WE ARE FOUND LIABLE FOR SUCH CLAIMS, THIS COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR EARNINGS AND PROFITS.

     By the nature of our business, we are continually involved with various judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of our business. At March 31, 2006, the Company was the co-defendant in several lawsuits with claims totaling approximately $4.1 million. Although we currently have insurance that may limit our exposure in these cases, if we are found liable in material amounts in these or other legal proceedings, such eventuality may result in restricting the availability and/or increasing the cost of insurance against such risks and may have a significant adverse effect on our earnings and profits.

A CHANGE IN OUR CLEARING FIRM COULD RESULT IN THE INABILITY OF OUR CUSTOMERS TO TRANSACT BUSINESS IN A TIMELY MANNER DUE TO DELAYS AND ERRORS IN THE TRANSFER OF THEIR ACCOUNTS, WHICH, ON A TEMPORARY BASIS, COULD AFFECT OUR EARNINGS AND PROFITS.

     Our current clearing agreement is with Pershing, which processes most of the securities transactions for our account and the accounts of our customers. We also rely on our clearing firm for the internet trading capabilities of equity securities which is a growing portion of our business. Our agreement may be terminated by either party on ninety days written notice. A change in our clearing firm could result in the inability of our customers to transact business in a timely manner due to delays and errors in the transfer of their accounts, which, on a temporary basis, could affect our earnings and profits.

MANAGEMENT'S OWNERSHIP OF COMMON STOCK ASSURES CONTROL OF MOST CORPORATE ACTIONS REQUIRING A SHAREHOLDER VOTE, INCLUDING ELECTION OF DIRECTORS.

     The Company's executive officers beneficially own in the aggregate a majority of the Company's Common Stock. Accordingly, they collectively are able to determine the outcome of virtually all corporate actions requiring approval by the stockholders of the Company, including, without limitation, the election of directors and the approval of the sale of the Company or its assets.

THE COMPANY FACES VIGOROUS COMPETITION.

     The financial industry segments in which the Company and its subsidiaries operate are highly competitive, and many of our current and potential competitors have considerably greater financial, technical, marketing and other resources than are available to us.

INVESTORS SHOULD RECOGNIZE THE POSSIBIITY OF FUTURE VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

     The market price of the Common Stock has fluctuated substantially in the past including during the last twelve months. The price of the Common Stock may be subject to fluctuations in the future in response to operating results, general market movements, regulatory and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the securities offered hereby.


                              SELLING SHAREHOLDERS

     The table attached as Annex I hereto sets forth information regarding the Selling Shareholders. This information may be amended or supplemented from time to time.


                              PLAN OF DISTRIBUTION

     Sales of the securities offered hereby may be made on the American Stock Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (a) block trades in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) transactions in which a broker or dealer acts as principal and resells the securities for its account pursuant to this Prospectus, (c) exchange distributions in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the securities covered by this Prospectus.


      LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Massachusetts General Laws, our articles of organization and by-laws provide that no director will be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except that the limitation shall not eliminate or limit liability (1) for any breach of a director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) dealing with liability for unauthorized distributions and loans to insiders, or (4) for any transaction from which the director derived an improper personal benefit. Our articles and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted under Massachusetts law, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions set out above. These provisions may also shield directors from liability under federal and state securities laws. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              AVAILABLE INFORMATION

     The  Company  has  filed  a   Registration   Statement  on  Form  S-8  (the
"Registration  Statement")  with the  Securities  and Exchange  Commission  (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities (i) covered by this Prospectus, (ii) issuable upon the exercise of options previously awarded under the Plan, and (iii) issuable under stock grants or upon the exercise of options which may be subsequently awarded under the Plan. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained as indicated immediately below and under the heading "Information By Reference".

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission located at http://www.sec.gov.


                           INCORPORATION BY REFERENCE

     The following documents of the Company heretofore filed with the Commission are hereby incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and filed June 30, 2005 pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) Notification of Inability to Timely File Form 10-K for the fiscal year ended March 31, 2005 and filed June 30, 2005 pursuant to Rule 12b-25 promulgated under the Exchange Act;

     (c) Amended Annual Report on Form 10-KA for the fiscal year ended March 31, 2005 and filed July 14, 2005;

     (d) The Company's definitive proxy statement on Schedule 14A prepared in connection with the Company's Annual Meeting of Stockholders to be held on August 10, 2004 and filed July 16, 2004 pursuant to Section 14 of the Exchange Act;

     (e) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 and filed August 12, 2005, November 14, 2005 and February 14, 2006, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (f) Amended Quarterly Report on Form 10-Q/A filed February 27, 2006;

     (g) Current Reports on Form 8-K filed July 7, 2005, August 15, 2005, October 24, 2005, October 25, 2005, November 16, 2005, February 14, 2006
     and March 28, 2006; and

     (h) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 7, 2001 pursuant to Section 12(b) of the Exchange Act.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Statements made herein as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon written or oral request, the Company will provide at no charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. Requests should be directed to Investors Capital Holding, Ltd., 230 Broadway, Lynnfield, MA 01940, Attention: Corporate Secretary, or by calling (800) 949-1422. The Company maintains an Internet site located at http://www.investorscapital.com.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Douglas C. Leonard, Esq.


                                     EXPERTS

     The consolidated financial statements of Investors Capital Holdings, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2005 have been audited by Brown & Brown, LLP, and Shatswell, MacLeod & Company, P.C., independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     ANNEX I


                              SELLING SHAREHOLDERS
                              --------------------

     Certain shareholders who are not affiliates of the Company, each of whom holds less than 10,000 shares of Company common stock that were acquired under the Plan, may use this Prospectus for reoffers and resales of said shares.

     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          -----------------------------


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Risk Factors................................................................  2
Use of Proceeds.............................................................  4
Selling Shareholders........................................................  4
Plan of Distribution........................................................  4
Limitation of Liability and Indemnification of Directors and Officers.......  4
Available Information.......................................................  5
Incorporation By Reference..................................................  5
Legal Matters...............................................................  6
Experts.....................................................................  6
Annex I - Selling Shareholders..............................................  7

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and filed June 30, 2005 pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) Notification of Inability to Timely File Form 10-K for the fiscal year ended March 31, 2005 and filed June 30, 2005 pursuant to Rule 12b-25 promulgated under the Exchange Act;

     (c) Amended Annual Report on Form 10-KA for the fiscal year ended March 31, 2005 and filed July 14, 2005;

     (d) The Company's definitive proxy statement on Schedule 14A prepared in connection with the Company's Annual Meeting of Stockholders to be held on August 10, 2004 and filed July 16, 2004 pursuant to Section 14 of the Exchange Act;

     (e) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 and filed August 12, 2005, November 14, 2005 and February 14, 2006, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (f) Amended Quarterly Report on Form 10-Q/A filed February 27, 2006;

     (g) Current Reports on Form 8-K filed July 7, 2005, August 15, 2005, October 24, 2005, October 25, 2005, November 16, 2005, February 14, 2006
     and March 28, 2006; and

     (h) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 7, 2001 pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by the Massachusetts General Laws, our articles of organization and by-laws provide that no director will be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except that the limitation shall not eliminate or limit liability (1) for any breach of a director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) dealing with liability for unauthorized distributions and loans to insiders, or (4) for any transaction from which the director derived an improper personal benefit. Our articles and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted under Massachusetts law, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions set out above. These provisions may also shield directors from liability under federal and state securities laws. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number
------

4.1 Form of Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (No. 333-43664)).

4.2 Articles of Organization of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 333-43664)).

4.3 By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No. 333-43664)).

4.4 The Company's 2001 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 (No. 333-117807)).

4.5*  The Company's 2005 Equity Incentive Plan.

5.1*  Douglas C. Leonard, Esq. as to legality of securities being registered.

23.1* Consent of Brown & Brown, LLP.

23.2* Consent of Shatswell, MacLeod & Company, P.C.

23.3  Consent of Douglas C. Leonard, Esq. (contained in Exhibit 5.1 hereto).

24.1  Power of Attorney (included on the signature page).

_______________
*Filed herewith.

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

          (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. The foregoing notwithstanding, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Provided, however, that paragraphs A.(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Massachusetts General Laws, the articles of organization, the by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lynnfield, Commonwealth of Massachusetts, on this 8th day of June, 2006.

                                  Investors Capital Holdings, Ltd


                                  By s/s Theodore E. Charles
                                     -------------------------------------------
                                     Theodore E. Charles, Chairman of the Board,
                                     Chief Executive Officer and President

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore E. Charles and Timothy B. Murphy jointly and severally as his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                   Capacity(ies)                           Date
---------                   -------------                           ----

/s/ Theodore E. Charles     Principal Executive Officer             June 8, 2006
---------------------------
Theodore E. Charles

/s/ Timothy B. Murphy       Principal Financial and Accounting      June 8, 2006
---------------------------  Officer
Timothy B. Murphy

/s/ Arthur J. Stickney      Director                                June 8, 2006
---------------------------
Arthur J. Stickney

/s/ William Atherton        Director                                June 8, 2006
---------------------------
William Atherton

/s/ Robert Martin           Director                                June 8, 2006
---------------------------
Robert Martin